Exhibit 2.1
JOINT FILING STATEMENT
Pursuant to Rule 13d-1(k)(1)
     The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 3, 2006	RADICAL HOLDINGS LP,
a Texas limited partnership

	By:	Radical Management LLC,
a Texas limited liability company,
its general partner

		By:	/s/ MARK CUBAN

		Name:	Mark Cuban
		Title:	President

RADICAL MANAGEMENT LLC,
a Texas limited liability company

	By:	/s/ MARK CUBAN

	Name:	Mark Cuban
	Title:	President

RADICAL INVESTMENTS LP,
a Delaware limited partnership

	By:	Radical Fund Management LLC,
a Delaware limited liability company,
its general partner

		By:	/s/ MARK CUBAN

		Name:	Mark Cuban
		Title:	President

RADICAL FUND MANAGEMENT LLC,
a Delaware limited liability company

By:	/s/ MARK CUBAN

Name:	Mark Cuban
Title:	President

RADICAL INCUBATION LP,
a Delaware limited partnership

By:	Radical Incubation Management LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ MARK CUBAN

	Name:	Mark Cuban
	Title:	President

RADICAL INCUBATION MANAGEMENT LLC,
a Delaware limited liability company

By:	/s/ MARK CUBAN

Name:	Mark Cuban
Title:	President

/s/ MARK CUBAN

Mark Cuban